Exhibit 99

Contact:	610-337-1000	For Immediate Release:
	Robert W. Krick, ext. 3645	August 1, 2007
Brenda A. Blake, ext. 3202
AmeriGas Partners Reports Third Quarter Results, Raises 2007 Guidance
VALLEY FORGE, Pa., August 1 — AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), reported a significantly lower seasonal net loss for the third fiscal quarter ended June 30, 2007 of $5.7 million compared to a loss of $14.8 million for the same period last year. The Partnership’s earnings before interest expense, income taxes, depreciation and amortization (EBITDA) increased substantially to $30.9 million for the third fiscal quarter of 2007 compared to EBITDA of $20.7 million for the prior-year period.
For the three months ended June 30, 2007, retail volumes sold increased 6.4% to 182.1 million gallons from 171.1 million gallons in the prior-year period. Weather nationally was 6.1% warmer than normal during the recent quarter compared to weather that was 21.9% warmer than normal in the prior-year period, according to the National Oceanic and Atmospheric Administration.
Eugene V. N. Bissell, chief executive officer of AmeriGas, said, “We continued to execute at a high level this quarter. Based upon our performance year-to-date, we now expect EBITDA for the fiscal year ending September 30, 2007 to be in a new record range of $290 million to $295 million, excluding the approximately $47 million gain on the previously-announced sale of our Arizona storage terminal that occurred in July.”
Revenues for the quarter increased to $433.9 million versus $379.1 million a year ago due to higher retail selling prices and higher sales volumes principally due to colder weather and the effects of higher sales in our cylinder exchange program. Total margin increased $17.1 million compared to the prior-year quarter principally due to higher retail volumes sold at higher average unit margins. Operating and administrative expenses increased $7.5 million during the quarter due to higher employee compensation and benefits expense, higher vehicle costs and higher repair and maintenance expenses partially offset by lower general insurance expense, reflecting continued improvement in claims experience.
AmeriGas Partners is the nation’s largest retail propane marketer, serving nearly 1.3 million customers from over 600 locations in 46 states. UGI Corporation (NYSE:UGI), through subsidiaries, owns 44% of the Partnership and individual unitholders own the remaining 56%.
-MORE-

AmeriGas Partners Reports Third Quarter Results, Raises 2007 Guidance	Page 2
AmeriGas Partners, L. P. will host its third quarter FY 2007 earnings conference call on Wednesday, August 1, 2007, at 4:00 PM ET. Interested parties may listen to a live audio broadcast of the conference call at http://www.shareholder.com/ugi/APU/medialist.cfm or at the company website: www.amerigas.com by clicking on Investor Relations. A telephonic replay of the call may be accessed from 7:00 PM ET on August 1 through Friday, August 3 at 1-888-203-1112, passcode 9403488 (International replay 719-457-0820, passcode 9403488). A webcast replay may be accessed through August 31.
The financial table appended to this news release can be viewed directly at http://www.shareholder.com/ugi/APU/3Q07FinancialTable.pdf.
This press release contains certain forward-looking statements which management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, price volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas and political, economic and regulatory conditions in the U. S. and abroad. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.
Comprehensive information about AmeriGas is available on the Internet at www.amerigas.com.

AP-12	###	8/1/07

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
REPORT OF EARNINGS
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006
Revenues:
Propane	$388,964	$338,047	$1,723,661	$1,604,821	$2,072,554	$1,927,360
Other	44,953	41,062	136,655	122,642	179,565	159,406

	433,917	379,109	1,860,316	1,727,463	2,252,119	2,086,766

Costs and expenses:
Cost of sales — propane	251,663	215,900	1,107,673	1,041,719	1,343,260	1,256,733
Cost of sales — other	20,440	18,456	53,440	47,738	72,165	62,853
Operating and administrative expenses	135,937	128,469	430,089	403,502	561,875	529,218
Depreciation	17,935	16,729	53,161	50,485	70,469	66,769
Amortization	998	1,111	2,913	3,524	4,048	4,896
Other (income), net	(5,091)	(4,429)	(13,515)	(13,368)	(16,446)	(17,623)

	421,882	376,236	1,633,761	1,533,600	2,035,371	1,902,846

Operating income	12,035	2,873	226,555	193,863	216,748	183,920
Loss on extinguishment of debt	—	—	—	(17,079)	—	(17,079)
Interest expense	(17,837)	(17,820)	(53,626)	(56,167)	(71,553)	(75,109)

Income before income taxes	(5,802)	(14,947)	172,929	120,617	145,195	91,732
Income tax benefit (expense)	187	105	(863)	(2)	(1,046)	293
Minority interests	(97)	5	(2,252)	(1,680)	(2,112)	(1,482)

Net (loss) income	$(5,712)	$(14,837)	$169,814	$118,935	$142,037	$90,543

General partner’s interest in net (loss) income (a)	$(13)	$(148)	$15,327	$3,134	$1,836	$905

Limited partners’ interest in net (loss) income (a)	$(5,699)	$(14,689)	$154,487	$115,801	$140,201	$89,638

Net (loss) income per limited partner unit (a)

Basic	$(0.10)	$(0.26)	$2.72	$2.04	$2.47	$1.59

Diluted	$(0.10)	$(0.26)	$2.72	$2.04	$2.47	$1.59

Average limited partner units outstanding:
Basic	56,822	56,797	56,817	56,797	56,812	56,330

Diluted	56,822	56,797	56,851	56,833	56,848	56,370

SUPPLEMENTAL INFORMATION:

Retail gallons sold (millions)	182.1	171.1	835.1	804.4	1,005.9	981.8
EBITDA (b) (c)	$30,871	$20,718	$280,377	$229,113	$289,153	$237,024
Distributable cash (b)	6,588	(1,529)	207,138	173,061	191,320	158,288
Capital expenditures:
Maintenance capital expenditures	6,446	4,427	19,613	16,964	26,280	20,706
Growth capital expenditures	13,116	11,642	38,640	34,706	51,013	43,443

(a)	In accordance with Emerging Issues Task Force Issue No. 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-6”) the Partnership calculates net income per limited partner unit for each period according to distributions declared and participation rights in undistributed earnings, as if all of the earnings for the period had been distributed. In periods with undistributed earnings above certain levels, the calculation according to the two-class method results in an increased allocation of undistributed earnings per unit to the general partner and a dilution of the earnings per unit for the limited partners. The dilutive effect of EITF 03-6 on net income per diluted limited partner unit was $(0.24) and $(0.01) for the nine and twelve months ended June 30, 2007, respectively, and $(0.03) for the nine months ended June 30, 2006. There was no dilutive effect of EITF 03-6 for the three months ended June 30, 2007 and 2006 or the twelve months ended June 30, 2006.

(b)	EBITDA (earnings before interest expense, income taxes, depreciation and amortization) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States. Management believes EBITDA is a meaningful non-GAAP financial measure used by investors to compare the Partnership’s operating performance with other companies within the propane industry and to evaluate our ability to meet loan covenants.
(continued)

(continued)
Management defines distributable cash as EBITDA less interest expense and maintenance capital expenditures and excluding losses on extinguishments of debt in connection with a refinancing. Maintenance capital expenditures are defined in the Partnership Agreement as expenditures made to maintain the operating capacity of the Partnership’s existing capital assets. Management believes distributable cash is a meaningful non-GAAP measure for evaluating the Partnership’s ability to declare and pay quarterly distributions. The Partnership’s definition of distributable cash may be different from that used by other entities.
The following table includes reconciliations of net income to EBITDA and distributable cash for all periods presented:

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006

Net (loss) income	$(5,712)	$(14,837)	$169,814	$118,935	$142,037	$90,543
Income tax expense (benefit)	(187)	(105)	863	2	1,046	(293)
Interest expense	17,837	17,820	53,626	56,167	71,553	75,109
Depreciation	17,935	16,729	53,161	50,485	70,469	66,769
Amortization	998	1,111	2,913	3,524	4,048	4,896

EBITDA	30,871	20,718	280,377	229,113	289,153	237,024
Interest expense	(17,837)	(17,820)	(53,626)	(56,167)	(71,553)	(75,109)
Maintenance capital expenditures	(6,446)	(4,427)	(19,613)	(16,964)	(26,280)	(20,706)
Loss on extinguishment of debt	—	—	—	17,079	—	17,079

Distributable cash	$6,588	$(1,529)	$207,138	$173,061	$191,320	$158,288

(c)	The following table includes a reconciliation of forecasted net income to forecasted adjusted EBITDA for the fiscal year ending September 30, 2007:

Forecast
Fiscal
Year
Ending
September 30,
2007
Net income (estimate)	$193,500
Interest expense (estimate)	71,000
Income tax expense (estimate)	1,000
Depreciation (estimate)	70,000
Amortization (estimate)	4,000
Expected gain on storage facility sale	(47,000)

Adjusted EBITDA (estimate)	$292,500